As filed with the Securities and Exchange Commission on March 14, 2006
Registration No. 333-128050
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

SHELLS SEAFOOD RESTAURANTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	65-0427966
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

16313 N. Dale Mabry Highway
Suite 100
Tampa, Florida 33618
(Address, including zip code, of principal executive offices)

Shells Seafood Restaurants, Inc. 2002 Equity Incentive Plan
(Full Title of the Plan)

Warren R. Nelson
16313 N. Dale Mabry Highway
Suite 100
Tampa, Florida 33618
(813) 961-0944
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:
Sheldon G. Nussbaum, Esq. Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103 (212) 318-3000 Facsimile: (212) 318-3400

DEREGISTRATION OF SECURITIES

Shells Seafood Restaurants, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement (File No. 333-128050) filed with the Securities and Exchange Commission on September 1, 2005 to deregister an aggregate of 903,528 shares of common stock, par value $0.01 per share, issuable under the Registrant’s 2002 Equity Incentive Plan and originally registered pursuant to its Registration Statement on Form S-8 (File No. 333-128050) filed with the Securities and Exchange Commission on September 1, 2005 (the “Carryover Shares”).

The Registrant has entered into a Stock Option Agreement (the “Stock Option Agreement”), dated November 14, 2005, with Leslie J. Christon, pursuant to which the Registrant granted to Ms. Christon an option to purchase 903,528 shares of the Registrant’s common stock, $0.01 par value per share, at an exercise price per share of $0.85.

Contemporaneously with the filing of this Post-Effective Amendment No. 1 to Form S-8 Registration Statement, the Registrant is filing a Registration Statement on Form S-8 to register the Carryover Shares available for issuance under the Stock Option Agreement.

In accordance with the principles set forth in Interpretation 89 under Section G of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (July 1997), Instruction E to the General Instructions to Form S-8 and Rule 457(p) of the Securities Act of 1933, the filing fee of $118.04 associated with the Carryover Shares that was paid in connection with the Registration Statement on Form S-8 (File No. 333-128050) filed with the Securities and Exchange Commission on September 1, 2005 is being offset against the total filing fee due under the Registration Statement on Form S-8 for the Stock Option Agreement that is filed contemporaneously with the filing of this Post-Effective Amendment No. 1 to Form S-8 Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on this 9th day of March 2006.

SHELLS SEAFOOD RESTAURANTS, INC.

By:	/s/ Leslie J. Christon
Leslie J. Christon
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leslie J. Christon Leslie J. Christon	President, Chief Executive Officer and Director (Principal Executive Officer)	March 9, 2006

/s/ Warren R. Nelson Warren R. Nelson	Chief Financial Officer (Principal Financial and Accounting Officer)	March 9, 2006

/s/ Philip R. Chapman Philip R. Chapman	Chairman of the Board	March 9, 2006

/s/ John F. Hoffner John F. Hoffner	Director	March 9, 2006

/s/ Michael R. Golding Michael R. Golding	Director	March 9, 2006

/s/ Gary L. Herman Gary L. Herman	Director	March 9, 2006

/s/ Christopher D. Illick Christopher D. Illick	Director	March 9, 2006

/s/ Jay A. Wolf Jay A. Wolf	Director	March 9, 2006